Exhibit 99.1

Limoneira Board Approves $30 Million Share Repurchase Authorization

Company Formally Concludes Process to Explore Potential Strategic Alternatives, Reaffirms Commitment to Comprehensive Value Creation Roadmap

Value Creation Roadmap Includes Selling Non-Core Assets, Real Estate Development at Harvest, Land Use Conversion, Water Monetization and Avocado Expansion

SANTA PAULA, Calif.--(BUSINESS WIRE—March 17, 2025 -- Limoneira Company (the “Company” or “Limoneira”) (Nasdaq: LMNR), a diversified citrus growing, packing, selling and marketing company with related agribusiness activities and real estate development operations, today announced that its board of directors approved a share repurchase authorization to repurchase up to $30 million of the Company’s outstanding common stock. The Company also announced today that it formally concluded its process to explore potential strategic alternatives that was previously announced on December 1, 2023. While this formal exploration process has concluded, Limoneira remains committed to executing its comprehensive strategic roadmap to create long-term stockholder value. As part of the Company’s normal course of business, Limoneira will continue to be opportunistic in evaluating potential strategic merger and acquisition opportunities, while also advancing its initiatives to monetize non-core assets.

Harold Edwards, President and Chief Executive Officer of Limoneira, stated, “The initiation of our share repurchase program reflects our board of directors’ strong confidence in our strategic direction and our conviction that our current share price significantly undervalues Limoneira’s substantial portfolio of opportunities. While we formally concluded our strategic alternatives exploration process, we remain firmly committed to our roadmap of creating stockholder value through multiple avenues: divesting non-core assets, advancing our real estate development initiatives, pursuing land use conversion opportunities, monetizing our valuable water resources, expanding our position as one of the largest avocado growers in the United States, and enhancing our citrus services business. These strategic priorities, combined with our share repurchase program, underscore our comprehensive approach to delivering significant value to our stockholders through both operational excellence and disciplined capital allocation.”

Repurchases of shares of common stock under the share repurchase program will be made in accordance with applicable securities laws and may be made under a variety of methods, which may include open market or in privately negotiated transactions. The share repurchase program may be modified, suspended or discontinued at any time and does not commit the Company to repurchase shares of the common stock. The extent to which the Company repurchases shares of common stock, and the timing of such repurchases, will depend upon a variety of factors, including market conditions, regulatory requirements and other corporate considerations, as determined by the Company.

About Limoneira Company

Limoneira Company, a 132-year-old international agribusiness headquartered in Santa Paula, California, has grown to become one of the premier integrated agribusinesses in the world. Limoneira (lē moñ âra) is a dedicated sustainability company with 10,500 acres of rich agricultural lands, real estate properties, and water rights in California, Arizona, Chile and Argentina. The Company is a leading producer of lemons, avocados and other crops that are enjoyed throughout the world. For more about Limoneira Company, visit www.limoneira.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Limoneira’s current expectations about future events and can be identified by terms such as “expect,” “may,” “anticipate,” "plans", “intend,” “should be,” “will be,” “is likely to,” “strive to,” and similar expressions referring to future periods.

Limoneira believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Limoneira cautions you against relying on any of these forward-looking statements. Factors that may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: success in executing the Company’s business plans and strategies; changes in laws, regulations, rules, quotas, tariffs and import laws; weather conditions that affect production, transportation, storage, import and export of fresh product; increased pressure from crop disease, insects and other pests; disruption of water supplies or changes in water allocations; disruption in the global supply chain; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest and currency exchange rates; availability of financing for land development activities; political changes and economic crises; international conflict; acts of terrorism; labor disruptions, strikes or work stoppages; loss of important intellectual property rights; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; and market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Limoneira’s SEC filings that are available on the SEC’s website at http://www.sec.gov. Limoneira undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.

Investor:
John Mills
Managing Partner
ICR 646-277-1254